EXHIBIT 15

December 8, 2000
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

    We are aware that our report dated November 14, 2000, on our review of interim financial information of Intimate Brands, Inc. and Subsidiaries (the "Company") as of and for the period ended October 28, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-3, Registration No. 333-78485, and its registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Columbus, Ohio